                                                                    EXHIBIT 99.1




EDER INDUSTRIES, INC.

FINANCIAL STATEMENTS AND REPORT
AUGUST 31, 1996 AND 1995

                             EDER INDUSTRIES, INC.

                         INDEX TO FINANCIAL STATEMENTS


                                                                           Page


Report of Independent Accountants                                           1


Financial Statements:

  Balance Sheets                                                            2

  Statements of Income                                                      3

  Statements of Shareholders' Equity                                        4

  Statements of Cash Flows                                                  5

Notes to Financial Statements                                            6-12

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
  Shareholders of Eder Industries, Inc.


In our opinion, the accompanying balance sheets and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Eder Industries, Inc. at August 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Milwaukee, Wisconsin

October 11, 1996

                             EDER INDUSTRIES, INC.

                                 BALANCE SHEETS


                                     ASSETS


                                                               August 31,
                                                     -----------------------------
                                                        1996               1995
                                                      ---------         ----------
  CURRENT ASSETS
     Cash                                       $       539,402      $        34,911
     Accounts receivable - trade
      less allowance for doubtful accounts
      of $55,000                                      2,364,471            2,712,455
     Inventories                                      2,108,287            2,134,883
     Prepaid income taxes                               214,000              143,000
     Other current assets                                12,392               30,137
                                                ---------------      ---------------
       Total current assets                           5,238,552            5,055,386
                                                ---------------      ---------------


  PROPERTY, PLANT AND EQUIPMENT
     Land                                               175,000              175,000
     Building and improvements                        1,162,236            1,162,236
     Machinery and equipment                          1,331,629            1,171,250
     Office furniture and fixtures                      438,778              414,710
     Leasehold improvements                              45,235               25,885
     Transportation vehicles                             99,669               71,375
     Construction-in-progress                               151                  151
                                                ---------------      ---------------
                                                      3,252,698            3,020,607
     Less: accumulated depreciation                  (1,412,582)          (1,159,182)
                                                ---------------      ---------------
                                                      1,840,116            1,861,425
                                                ---------------      ---------------

  OTHER ASSETS
     Intangible assets - net                            158,311              164,311
                                                ---------------      ---------------



                                                $     7,236,979      $     7,081,122
                                                ===============      ===============


                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

                                                              August 31,
                                                 -----------------------------------
                                                      1996                 1995
                                                 --------------      ---------------

 CURRENT LIABILITIES
    Current portion of long-term
     debt                                        $      125,000      $       125,000
    Accounts payable                                    894,434              988,408
    Accrued compensation and
     employee benefits                                  363,386              273,717
    Accrued income taxes                                103,075              193,346
    Customer deposit                                     70,309               97,500
    Other current liabilities                           205,233              172,909
                                                 --------------      ---------------
      Total current liabilities                       1,761,437            1,850,880
                                                 --------------      ---------------




 LONG-TERM DEBT                                             -                691,667
                                                 --------------      ---------------





 DEFERRED INCOME TAXES                                  114,000              107,000
                                                ---------------      ---------------



 SHAREHOLDERS' EQUITY                                 5,361,542            4,431,575
                                                ---------------      ---------------

                                                $     7,236,979      $     7,081,122
                                                ===============      ===============





                     The accompanying notes are an integral
                       part of the financial statements.

                             EDER INDUSTRIES, INC.

                              STATEMENTS OF INCOME





                                                   Year ended August 31,
                                        ----------------------------------------
                                               1996                   1995
                                        -----------------       ----------------
SALES                                   $      18,574,306       $     17,002,429

COST OF GOODS SOLD                             14,265,493             12,976,415
                                        -----------------       ----------------

GROSS PROFIT                                    4,308,813              4,026,014

SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES                                       2,151,925              1,951,030
                                        -----------------       ----------------

INCOME FROM OPERATIONS                          2,156,888              2,074,984
                                        -----------------       ----------------

OTHER EXPENSE (INCOME)
  Amortization expense                              6,000                 14,400
  Interest expense                                107,582                144,643
  Other - net                                     (27,661)                (1,242)
                                        -----------------       ----------------

                                                   85,921                157,801
                                        -----------------       ----------------

INCOME BEFORE INCOME TAXES                      2,070,967              1,917,183

PROVISION FOR INCOME TAXES                        829,000                786,000
                                        -----------------       ----------------

NET INCOME                              $       1,241,967       $      1,131,183
                                        =================       ================





                     The accompanying notes are an integral
                       part of the financial statements.

                             EDER INDUSTRIES, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY



                                       Redeemable                   Additional
                                       Preferred       Common         Paid-In      Retained
                                         Stock          Stock         Capital      Earnings         Total
                                    -------------    ---------     -----------     ---------     ------------
Balance at August 31, 1994          $     300,000    $   3,000     $ 3,021,392   $    -          $  3,324,392

Net income                                 -              -             -          1,131,183        1,131,183

Payment of preferred dividends             -              -             -            (24,000)         (24,000)

Accretion of Warrant
 and Common Stock
 Redemption Prices                         -              -          1,107,183    (1,107,183)          -
                                    -------------    ---------     -----------   -----------     ------------

Balance at August 31, 1995                300,000        3,000       4,128,575        -             4,431,575

Net income                                 -              -             -          1,241,967        1,241,967

Payment of preferred dividends             -              -             -            (12,000)         (12,000)

Redemption of preferred stock            (300,000)        -             -             -              (300,000)

 Accretion of Warrant
 and Common Stock
 Redemption Prices                         -              -          1,229,967    (1,229,967)          -
                                    -------------    ---------     -----------   -----------     ------------

Balance at August 31, 1996          $      -         $   3,000     $ 5,358,542   $    -          $  5,361,542
                                    =============    =========     ===========   ===========     ============





                     The accompanying notes are an integral
                       part of the financial statements.

                             EDER INDUSTRIES, INC.

                            STATEMENTS OF CASH FLOWS


                                                              Year ended August 31,
                                                       ---------------------------------
                                                             1996                1995
                                                       --------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $   1,241,967      $   1,131,183
   Adjustments to reconcile net income
    to net cash provided by operating activities:
      Gain on sale of fixed assets                             -                  (1,163)
      Depreciation and amortization                           259,400            241,900
      Deferred income taxes                                   (64,000)           (15,000)
      Increase (decrease) in cash due to changes in:
         Accounts receivable                                  347,984           (461,812)
         Inventories                                           26,596           (297,432)
         Other current assets                                  17,745             12,774
         Accounts payable                                     (93,974)          (361,411)
         Accrued compensation and employee benefits            89,669            (28,979)
         Accrued income taxes                                 (90,271)           151,054
         Customer deposit                                     (27,191)            97,500
         Other current liabilities                             32,324              7,260
                                                        -------------      -------------
         Total adjustments                                    498,282           (655,309)
                                                        -------------      -------------
Net cash provided by operating activities                   1,740,249            475,874
                                                        -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash received on sale of assets                             -                   9,954
   Capital expenditures                                      (232,091)          (131,325)
                                                        -------------      -------------
Net cash used for investing activities                       (232,091)          (121,371)
                                                        -------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Preferred stock dividends paid                             (12,000)           (24,000)
   Net reductions in line-of-credit
    agreements                                               (400,000)          (150,000)
   Principal payments on subordinated note                     -                (330,000)
   Redemption of preferred stock                             (300,000)            -
   Net (payments)/proceeds from term loan                    (291,667)           151,667
                                                        -------------      -------------
Net cash used for financing activities                     (1,003,667)          (352,333)
                                                        -------------      -------------

NET INCREASE IN CASH                                          504,491              2,170

CASH, BEGINNING OF PERIOD                                      34,911             32,741
                                                        -------------      -------------

CASH, END OF PERIOD                                     $     539,402      $      34,911
                                                        =============      =============

SUPPLEMENTAL DISCLOSURE:
   Cash paid during the year for:
      Interest                                          $     113,000      $     143,000
                                                        =============      =============
      Income Taxes                                      $     983,000      $     650,000
                                                        =============      =============





                     The accompanying notes are an integral
                       part of the financial statements.

                             EDER INDUSTRIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1996 AND 1995




NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF BUSINESS - Eder Industries, Inc. (the "Company") is principally engaged in the design and manufacture of custom electronics and electro-mechanical devices.

  INVENTORIES - Inventories are valued at the lower of cost (determined under the first-in, first-out method) or market.

  PROPERTIES - Property, plant and equipment is recorded at cost and depreciated over estimated useful lives utilizing the straight-line method for financial reporting purposes and the accelerated cost recovery method for income tax purposes. Expenditures which substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

  INTANGIBLE ASSETS - Intangible assets, described below, are stated at cost less accumulated amortization. Amortization is provided on a straight-line basis over the following periods:

         Technology                                      - five years
         Contracts                                       - three years
         Workforce                                       - five years
         Software                                        - three years
         Trademarks and tradenames                       - forty years
         Customer lists                                  - seven years
         Goodwill                                        - forty years

  INCOME TAXES - Deferred income taxes are recorded for certain expenses which are recognized in different periods for financial reporting and income tax purposes.

  USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

NOTE 2 - INVENTORIES

Inventories consist of the following:

                                                     August 31,            August 31,
                                                       1996                   1995
                                                 --------------        --------------
         Raw materials/Purchased parts           $      781,686        $      864,112
         Work-in-process                              1,326,601             1,270,771
                                                 --------------        --------------
                                                 $    2,108,287        $    2,134,883
                                                 ==============        ==============


NOTE 3 - INTANGIBLE ASSETS

Intangible assets consist of the following:

                                                     August 31,            August 31,
                                                       1996                   1995
                                                 --------------        --------------
         Technology                              $      191,948        $      191,948
         Contracts                                      115,168               115,168
         Workforce                                      105,905               105,905
         Software                                        88,252                88,252
         Trademarks and tradenames                       88,252                88,252
         Customer lists                                  76,778                76,778
         Deferred financing costs                       161,863               161,863
         Goodwill                                       115,168               115,168
                                                 --------------        --------------
                                                        943,334               943,334
         Less accumulated amortization                 (785,023)             (779,023)
                                                 --------------        --------------
                                                 $      158,311        $      164,311
                                                 ==============        ==============

NOTE 4 - LONG-TERM DEBT

Long-term debt consists of the following:

                                         August 31,            August 31,
                                           1996                  1995
                                     --------------        --------------
Revolving Credit Agreement           $       -             $      400,000

Bank term loan                              125,000               416,667
                                     --------------        --------------

Total long-term debt                        125,000               816,667
Less current portion                       (125,000)             (125,000)
                                     --------------        --------------
                                     $       -             $      691,667
                                     ==============        ==============


  Revolving Credit Agreement

On December 7, 1990, the Company entered into a three year revolving credit agreement with a bank providing for borrowings of up to $2,000,000, reduced to $1,750,000 at June 1, 1992. On April 12, 1994, the agreement was amended to extend the maturity date to December 31, 1996. The agreement requires monthly interest payments at a rate of .50% over the bank's prime rate (8.75% at August 31, 1996) on the outstanding principal balance, plus .50% on the difference between the outstanding principal balance and the maximum loan amount. Borrowings under the agreement are secured by receivables, inventories, property, plant and equipment and intangible assets.

  13.5% Subordinated Note Payable

The $1,100,000 subordinated note was payable in ten semi-annual installments of $110,000 commencing July 1, 1991 continuing through January 1, 1996. During fiscal year 1995, the Company made scheduled payments of $220,000 and prepaid the final $110,000 installment. As described more fully in Note 7, the subordinated note was issued with a detachable warrant which allows the holder to purchase additional common stock or to redeem the warrant at a formula-based price. The note was discounted to reflect an effective rate of approximately 17% with the amount of the discount of $125,000 being the assigned value of the warrant classified as additional paid-in capital.

  Bank Term Loan

On June 1, 1994, the Company entered into a multiple advance term loan agreement with a bank which allowed the Company to obtain advances up to $500,000 through December 1, 1994. Advances totalling $265,000 were obtained in fiscal year 1994 and the remaining $235,000 was obtained in fiscal year 1995. Proceeds under the loan agreement were used to purchase specified manufacturing equipment. At December 1, 1994, the outstanding advances were converted to a term loan which requires equal monthly payments of $10,417 through December 1, 1998. Interest is payable monthly at the bank's prime rate plus .50% (8.75% at August 31, 1996). The agreement requires the Company to maintain certain financial ratios and limits capital expenditures and cash dividends.
Borrowings are secured by receivables, inventories, property, plant and equipment and intangible assets.

Aggregate annual maturities of long-term debt outstanding at August 31, 1996 is as follows:

         Fiscal year     1997                 $      125,000
                                              ==============

NOTE 5 - REDEEMABLE PREFERRED STOCK

The Company authorized and issued 3,000 shares of 8% cumulative preferred stock at a stated value of $100 per share. The redeemable preferred stock carries an 8% cumulative preferential dividend rate, payable quarterly based upon the stated value of such stock.

The Company may, at any time, redeem all of the preferred shares for $100 per share. The Company may redeem less than all of the preferred shares only with the consent of the preferred shareholders. The Company is required to redeem all of the preferred shares then outstanding for $100 per share at the earlier of: (a) January 1, 1997, or (b) any purchase of the warrant, or the common shares issuable under the warrant, by the Company, as further discussed in Note
7. On January 2, 1996, the Company redeemed all of the preferred shares outstanding for $100 per share. Upon redemption of the preferred shares, the Company paid all cumulative and unpaid dividends on the preferred shares which were redeemed.


NOTE 6 - COMMON STOCK

The Company has authorized 555,000 shares of $.01 par value common stock of which 300,000 shares are issued and outstanding; 100,000 of these outstanding shares are subject to certain redemption requirements as described more fully in Note 7. At August 31, 1996 there were 92,500 shares reserved for issuance upon exercise of outstanding warrants.


NOTE 7 - WARRANTS

In connection with the issuance of the 13.5% subordinated note, the Company issued a warrant which provides for the purchase of shares of the Company's common stock at $.01 per share any time after December 29, 1987. As of August 31, 1996, the warrant holder (the "Holder") is eligible to purchase 92,500 shares.

Anytime after December 29, 1992, the Holder may exercise its rights under the warrant and require the Company to repurchase the common shares purchased through the exercise of the warrant and/or require the Company to purchase common shares which the Holder is entitled to purchase under the warrant. Additionally, after January 1, 1994, the Holder can require the Company to purchase all of the 100,000 shares presently held by the Holder.

The repurchase prices to be paid are based upon "Buyback Price" formulas contained in the Warrant Agreement and approximate fair market value. In total, the Holder has the right to 192,500 common shares of the Company which represents a 49% ownership interest. Accordingly, the Holder's put rights under the warrant equate to a buyback obligation to the Company of 49% of its fair market value. The difference between the Buyback Prices and the assigned value of the warrant of $125,000 and the issuance price of the 100,000 shares of common stock of $100,000 will be amortized to additional paid-in capital over the period during which the warrant and common stock repurchase features become exercisable.


NOTE 8 - INCOME TAXES

During fiscal year 1994 the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of the liability method of accounting for income taxes. The liability method measures the expected tax impact of future taxable income or deductions implicit in the balance sheet. The adoption of this statement did not have a significant effect on the Company's financial position or results of operations.

The provisions for income taxes for the years ended August 31, 1996 and 1995 consist of the following:

                                          1996                  1995
                                    --------------        --------------
         Current:
           Federal                  $      715,000        $      641,000
           State                           178,000               160,000
         (Prepaid) Deferred                (64,000)              (15,000)
                                    --------------        --------------
                                    $      829,000        $      786,000
                                    ==============        ==============


The provisions for income taxes reflect effective rates of 40% and 41% for the years ended August 31, 1996 and 1995, respectively. The differences between the effective rates and the statutory federal rate of 34% is principally due to state income taxes.

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company's temporary differences which give rise to deferred tax assets and liabilities at August 31, 1996 and 1995 include:

                                                      1996                  1995
                                               --------------        --------------
         Deferred Tax Assets:
           Accrued expenses and reserves       $      207,000        $      123,000
           Other                                        7,000                20,000
                                               --------------        --------------
                                                      214,000               143,000
                                               --------------        --------------

         Deferred Tax Liabilities:
           Property, plant and equipment               92,000                83,000
           Intangible assets                           22,000                24,000
                                               --------------        --------------
                                                      114,000               107,000
                                               --------------        --------------

         Net deferred tax assets               $      100,000        $       36,000
                                               ==============        ==============


NOTE 9 - LEASE OBLIGATIONS

The Company leases a manufacturing facility from an officer of the Company for an annual base rent amount of approximately $96,000 through October, 1997. The base amount is increased annually by the change in the Consumer Price Index using 1987 as the base year. The Company is required to pay all real estate taxes, including special assessments, and the cost of all maintenance, repairs and insurance. The Company also leases certain manufacturing equipment under a non-cancelable agreement through December, 1998. These leases have been accounted for as operating leases. Total lease expense amounted to approximately $203,000 and $176,000 in 1996 and 1995, respectively. Future minimum base lease payments required under long-term leases in effect at August 31, 1996 are as follows:

         Fiscal year     1997                               $      204,742
                         1998                                      121,712
                         1999                                       52,553
                                                            --------------
                                                            $      379,007
                                                            ==============

NOTE 10 - MAJOR CUSTOMERS

The Company's major customers represent original equipment manufacturers operating in differing industries and these customers generally engage the Company to design and manufacture multiple custom products. The Company's major customers will vary from year to year as technological, social or economic conditions change the demand for a customer's products.

During the years ended August 31, 1996 and 1995, the Company had sales to two customers which comprised approximately 39% and 36% of total sales, respectively. Amounts due from these customers represented approximately 34% and 26% of trade receivables, respectively.


























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